Exhibit 10.1



                              ACQUISITION AGREEMENT

                                 BY AND BETWEEN

                              CANDENT CORPORATION,

                                   AS SELLER,

                                       AND

                               INCODE CORPORATION,

                                  AS PURCHASER,

                                       AND

                              INTRANCE CORPORATION

                     AS PURCHASER'S WHOLLY-OWNED SUBSIDIARY,

                          DATED AS OF SEPTEMBER 1, 2004

                                    V.9.01.04



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                            ASSET PURCHASE AGREEMENT

THIS AGREEMENT IS MADE AS OF THE 1ST DAY OF SEPTEMBER, 2004

AMONG:

                  INCODE CORPORATION, a company formed pursuant to the laws of the State of Delaware and having an office for business located at 111 Howard Blvd, Suite 108, Mount Arlington, New Jersey 07856 ("Purchaser")

AND:

                  INTRANCE CORPORATION, a wholly-owned subsidiary of the Purchaser formed pursuant to the laws of the State of Delaware and having an office for business located at 111 Howard Blvd, Suite 108, Mount Arlington, New Jersey 07856 ("Intrance")

AND:

                  CANDENT CORPORATION, a company formed pursuant to the laws of the State of Delaware and having an office for business located at PO Box 284, Mount Arlington, New Jersey 07856 ("Seller")

WHEREAS:

A. The Purchaser is in the business of acquiring, developing and commercializing innovative and profitable subscription-based eBusinesses in the online dating, information, retail, industrial, and financial services sectors;

B. The Purchaser's growth plans are to consolidate one or more existing operating businesses and to bring itself public through a reverse merger transaction with an existing publicly-traded company;

C. The Seller is engaged in the business of providing technology development and other related services (collectively, the "Business") incidental to which it has certain assets including but not limited to the following:

         (a) Certain internet-based online dating, information, retail, industrial, and financial services and portals;

         (b) Certain intellectual property and other rights associated with such services and portals;

         (c)      Certain  other  assets   associated  with  such  services  and
                  portals; and,

         (d) Certain material agreements with third parties pertaining to the above assets; and,

D. The Purchaser desires to purchase and acquire and the Seller desires to sell, convey, assign and transfer, or cause to be sold, conveyed, assigned and transferred, to the Purchaser, the Seller's Assets.

NOW THEREFORE THIS AGREEMENT WITNESSETH THAT in consideration of the premises and the mutual covenants, agreements, representations and warranties contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

As used herein, the terms below shall have the following meanings:

         (a)  "Accounts  Receivable"  has  the  meaning  set  forth  in  Section
2.1(a)(i).

         (b) "Acquisition" has the meaning set forth in the Recitals.

         (c) "Affiliate" of a Person means any other Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the first mentioned Person.

         (d) "Agreement" has the meaning set forth in the Preamble.

         (e) "Assumed Liabilities" has the meaning set forth in Section 2.3.

         (f) "Balance Sheet" means the balance sheet of the Business.

         (g) "Business" has the meaning set forth in the Recitals.

         (h) "Closing" has the meaning set forth in Section 3.1.

         (i) "Closing Date" has the meaning set forth in Section 3.1.

         (j) "Customer" has the meaning set forth in Section 6.7.

         (k)  "Customer   Contracts"  has  the  meaning  set  forth  in  Section
2.1(b)(ii)(A).


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         (l) "Escrow  Agent" means the escrow  agent under the Escrow  Agreement the Purchaser.

         (m) "Excluded Liabilities" means any liabilities and obligations with respect to, arising out of or relating to, the ownership, possession or use of the Seller's Assets and the operation of the Business prior to the Closing Date except those liabilities expressly assumed pursuant to Section 2.3 hereunder.

         (n) "Financial Statements" has the meaning set forth in Section 4.5.

         (o) "GAAP" means United States generally accepted accounting principles as in effect from time to time.

         (p) "Governmental Entity" means any federal, state, provincial, local, county or municipal government, governmental, judicial, regulatory or administrative agency, commission, board, bureau or other authority or instrumentality, domestic or foreign.

         (q) "Interests" has the meaning set forth in Section 2.1(a).

         (r) "Person" means an individual, corporation, partnership, association, limited liability company, trust, joint venture, unincorporated organization, other entity or group (as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended).

         (s) "Purchase Price" has the meaning set forth in Section 2.5

         (t) "Purchaser" has the meaning set forth in the Preamble.

         (u) "Seller" has the meaning set forth in the Preamble.

         (v) "Seller's Assets" has the meaning set forth in Section 2.1.

                                   ARTICLE II
                           PURCHASE AND SALE OF ASSETS

Section 2.1        Acquired Assets.

On the terms and subject to the conditions set forth in this Agreement, at the Closing the Seller shall sell, assign, transfer, convey, and deliver to the Purchaser free and (where applicable) clear of all liens, claims, interests and encumbrances of any nature, and the Purchaser shall purchase and accept from the Seller the assets of the Seller (the "Seller Assets") as hereinafter described (collectively, the assets set forth in this Section 2.1 are referred to as "Seller's Assets"). Any liens or encumbrances assumed by Purchaser are identified in Schedule 2.2:

         (a) all legal and beneficial right, title, and interest of the Seller, whether prospective or actual, in and to the Seller Assets, whether tangible or intangible, real, personal or mixed, wherever situated, owned, held or used by the Seller or in which the Seller has any right, title or interest that is owned, directly or indirectly, leased or otherwise held primarily for use in the Business and specifically including the following:

                  (i) all accounts receivable arising out of the operation of the Business existing on the date hereof including, without limitation, those listed or described on Schedule 2.1(b)(i), or arising in the ordinary course under the Customer Contracts after the date hereof (the "Accounts Receivable");

                  (ii) all rights and incidents of interest of the Seller and any Seller Subsidiary to:

                           (A) all of the services agreements between the Seller
and a customer in any way relating to the Business (the "Customer Contracts") existing on the date hereof or arising in the ordinary course after the date hereof and listed or described on Schedule 2.1(b)(ii)(A) (which Schedule will be provided by Purchaser prior to the Closing Date);

                           (B)  the  agreements,   contracts  and   arrangements
between the Seller and a vendor or other third party providing goods or services relating to the Business listed on Schedule 2.1(b)(ii)(B) (which Schedule will be provided by the Purchaser prior to the Closing Date);

                           (C)  all  of  the  rights  of  the  Seller  regarding
confidentiality and/or non-competition with respect to the Transferred Employees and former employees; and

                  (iv)  all  trade  names,  trademarks,  registered  copyrights, service marks, trademark registrations and applications, service mark registrations and applications, copyright registrations and applications, internet addresses and other internet related assets used primarily in the operation of the Business as are listed or described on Schedule 2.1(b)(iv) (the "Intellectual Property");

                  (v) all rights and claims under all contracts, warranties, representations and guarantees made by suppliers, manufacturers and contractors in connection with the Seller's Assets and all rights and claims relating to Assumed Liabilities except those shown or described on Schedule 2.1(b)(v);


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                  (ix) all books and records of the Business;

                  (xii) all goodwill primarily related to the Business; and,

                  (xiii) to the extent assignable, rights of indemnification from all non-affiliated third parties for liabilities and obligations relating to the Business or the Seller's Assets.

Section 2.2       Encumbrances.

The sale and transfer of the Seller's Assets at the time of the Closing shall be free and clear of all obligations, security interests, liens and encumbrances, except as identified above and described in Schedule 2.2 and other schedules attached hereto, or unless expressly assumed in writing by the Purchaser.

Section 2.3       Assumed Liabilities.

On the terms and subject to the conditions set forth in this Agreement, at the Closing, the Purchaser shall assume from the Seller and thereafter pay, perform or otherwise discharge in accordance with their terms all of the liabilities and obligations of the Seller with respect to, arising out of or relating to, the ownership, possession or use of the Seller's Assets and the operation of the Business other than the Excluded Liabilities, including liabilities and obligations with respect to, arising out of or relating to, the ownership, possession or use of the Seller's Assets and the operation of the Business, as well as accounts payable, accruals for expected accounts payable, notes payable, accrued salaries and wages, and other accrued miscellaneous expenses associated with the Business, as shown in Schedule 2.3.

Section 2.4       Excluded Liabilities.

Notwithstanding anything to the contrary contained in this Agreement, and except as set forth in Section 2.3 above and as set forth on Schedule 2.3 hereto, Purchaser shall not assume or agree to pay, perform or otherwise discharge or have any liability whatsoever for any Excluded Liabilities or any other liabilities, obligations or expenses, if any, of Seller whatsoever other than the Assumed Liabilities.

Section 2.5       Purchase Price.

Purchase Price. In consideration for the Seller's Assets, the Purchaser shall issue to Seller two hundred and seventy five thousand shares (275,000) of a non-voting class of preferred equity in Intrance ("the Subsidiary Preferred Stock"), with a par value of $0.01. Subsidiary Preferred Stock holders will receive a quarterly dividend equal to ten percent (10%) of Intrance's aggregate operating income until such time as the Subsidiary Preferred Stock is redeemed or converted. Shares of Subsidiary Preferred Stock shall be redeemable, either in total or in part on a pro rated basis, by Purchaser at the rate of ten dollars $10.00 per share, and shall be convertible into the Purchaser's common stock at the rate of ten cents ($0.10) per common share.

         (a) Adjustment Upon Conversion. The Subsidiary Preferred Stock shall be subject to adjustment upon conversion such that the percentage of the Purchaser's issued and outstanding common stock represented by the shares of Subsidiary Preferred Stock as if fully converted upon the issuance date of the shares of Subsidiary Preferred Stock, shall remain constant until the date of conversion. Furthermore, the Subsidiary Preferred Stock shall include price-protection rights such that the Purchaser shall issue additional shares of its common stock to the extent of any difference between the redemption price above and the ultimate proceeds realized in the event of any sales of the Purchaser's common stock received by Seller hereunder, and on the basis of the then-current market price of the Purchaser's common stock.

                                   ARTICLE III
                                   THE CLOSING

Section 3.1       Closing.

The consummation of the transactions contemplated by this Agreement (the "Closing") shall take place on or before October 31, 2004 at the offices of Purchaser's attorney (the date of Closing being herein referred to as the "Closing Date").

Section 3.2       Deliveries at Closing.

         (a) At the Closing, the Seller shall deliver and cause the Selling Subsidiaries to deliver to the Purchaser:

                  (i) duly executed instruments or other evidence sufficient to transfer to Purchaser the Interests;

                  (ii) duly executed bills of sale, substantially in the form of Exhibit B attached hereto, transferring Seller's Assets to Purchaser;

                  (iii) all other conveyance documents reasonably necessary to transfer to Purchaser Seller's Assets;


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                  (iv) Seller's Assets (as set forth on Schedule 2.1), by making
Seller's Assets available to Purchaser at their locations as of the Closing Date; and,

                  (v) any documents or certificates that are necessary to transfer to Purchaser good, clear and marketable title all of the Assets and assignments of all Company Contracts, and (ii) all opinions, certificates and other instruments and documents required by the terms of this Agreement to be delivered by Seller at or prior to Closing or otherwise required in connection with the Acquisition.

         (b) At the Closing, the Purchaser shall deliver to the Seller the note described in Section 2.5 and all other documents required to be delivered by Purchaser to Seller at or prior to the Closing Date in connection with this Agreement.

                                   ARTICLE IV
                  REPRESENTATIONS AND WARRANTIES OF THE SELLER

Seller represents and warrants that as of the date hereof and as of the Closing Date, the following representations shall be true and correct and in full force and effect:

Section 4.1       Organization and Good Standing.

Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of New Jersey and has the corporate power and authority to own, lease and operate the Assets used in the Business and to carry on the Business as now being conducted. Seller is duly qualified to do business and is in good standing as a foreign corporation or otherwise in the states and jurisdictions set forth on Schedule L and in each other jurisdiction where qualification as a foreign corporation or otherwise is required to conduct the Business.

Section 4.2       Authority, Approvals and Consents.

Except as set forth on Schedule N hereto, Seller has the corporate power and authority to enter into this Agreement and to perform their obligations hereunder. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized and validly approved by the Board of Directors of Seller and by their respective stockholders and no other corporate or other proceedings on the part of Seller are necessary to authorize and approve this Agreement and the transactions contemplated hereby. Seller hereby expressly represents that they have fully and properly complied with all aspects of applicable New Jersey corporate law in entering into this Agreement and for consummating the transactions contemplated hereunder. This Agreement has been duly executed and delivered by, and constitutes a valid and binding obligation of Seller, enforceable against Seller in accordance with its terms. The execution, delivery and performance of this Agreement by Seller and the consummation of the transactions contemplated hereby do not and will not:

                           (i) contravene  any provisions of the  Certificate or
Articles of Incorporation or Formation or By-Laws or other organizational documents of Seller;

                           (ii)  conflict  with,  result  in  a  breach  of  any
provisions of, constitute a default under, result in the modification or cancellation of, or give rise to any right of termination or acceleration in respect of any Company Agreement (as defined hereinbelow) or, except as set forth on Schedule N hereto, require any consent or waiver of any party to any Company Agreement.

                           (iii) result in the creation of any Security Interest
upon, or any person obtaining any rights to acquire, the Assets;

                           (iv) violate or conflict with any Legal  Requirements
(as defined hereinbelow) applicable to the Business or any of the Assets; or

                           (v)  require  any  authorization,   consent,   order,
permit, or approval of, or notice to, or filing, registration or qualification with, any governmental, administrative or judicial authority (except for state or federal environmental regulatory agency requirements and those set forth on Schedule N hereto).

Except as set forth or referred to above on Schedule N hereto, no authorization, consent, order, permit or approval of, or notice to, or filing, registration or qualification with, any governmental, administrative or judicial authority is necessary to be obtained or made by Seller to enable Purchaser to continue to conduct the Business and use the Assets after the Closing in a manner which is in all material respects consistent with that in which the Business is presently conducted and as the Assets are currently utilized. Furthermore, no authorization, consent, order, permit or approval of, or notice to, or filing, registration or qualification with, any governmental, administrative or judicial authority, creditor or other party is necessary to be obtained or has not been obtained by Seller prior to Closing to effectively convey to Purchaser good, clear and marketable title to the Assets, free of any and all claims of any party with respect thereto (except as set forth in Section 4.4 hereinbelow and


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provided  in   Schedule____).   Seller  does  hereby   expressly   disclaim  any
representation or warranty as such may relate to compliance with state or Federal securities laws.

Section 4.4       Consents and Approvals.

No consent, approval, or authorization of, or declaration, filing, or registration with, any Governmental Entity will be required to be made or obtained by Seller in connection with the execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated hereby, except as set forth on Schedule N hereto. Excluded from the foregoing are any and all state or federal environmental regulatory agency requirements or filings which shall be Purchaser's sole responsibility; provided, however, that Seller does hereby agree to provide reasonable cooperation to assist Purchaser's satisfaction of such requirements.

Section 4.5       Financial Information.

Schedule O contains an unaudited Balance Sheet and income statement prepared by the finance and accounting staff of Seller for the Business as of June 30, 2004, with the representation that they have been prepared in accordance with GAAP (the "Financial Statements") on a review (not audited) basis (with exception for footnotes, summaries and statements of cash flows). The Financial Statements were prepared by Sellers and have not been reviewed by an independent certified public accounting firm. Except as set forth on Schedule O hereto, the Financial Statements are in accordance with the books and records of the Seller and fairly and accurately present the financial position, results of operations, stockholder's equity and cash flows of Seller as of the dates and for the periods indicated, in each case in conformity with GAAP, consistently applied (with exception for footnotes , summaries and statements of cash flows). The statements of income included in the Financial Statements do not contain any items of special or nonrecurring income except as expressly specified therein, and the balance sheets included in the Financial Statements do not reflect any write-up or revaluation increasing the book value of any Assets. The books and accounts of Seller are complete and correct and fully and fairly reflect all of the transactions of Seller and are presently located solely at the offices of Seller and not at any other location.

Section 4.6       Title to Property/Assets.

                  (a) Except as set forth in Schedule P attached hereto and incorporated herein by this reference verbatim and at length, the sale of the Assets by Seller pursuant hereto will effectively convey to Purchaser all of the Assets, including all tangible and intangible assets and properties of Seller, as specified on Schedule A. Seller has good, clear and marketable title to all of the Assets and to all other properties reflected on the Financial Statements or acquired after the date thereof (other than properties and assets sold or otherwise disposed of after the date thereof in the ordinary course of business), and each such Asset is held free and clear of (i) all leases, licenses and other rights to occupy or use such property and (ii) all Security Interests, rights of way, easements, restrictions, exceptions, variances, reservations, covenants or other title defects or limitations of any kind, except (with respect to all such properties) those set forth on Schedule P hereto, none of which has a Material Adverse Effect on such property or its present or contemplated use in the Business.

Section 4.7       Absence of Material Adverse Change; Conduct of Business.

Since December 31, 2003, there has been no Material Adverse Effect and there is no condition, development or contingency of any kind existing or in prospect which, so far as reasonably can be foreseen at this time, may result in any Material Adverse Effect to the Business or which would violate Section 6.1 hereof. With the exception of transactions listed on Schedule 4.7, since December 31, 2003:

                  (a) Seller has not sold or transferred any assets that are material to the Business other than in the ordinary course of business;

                  (b)   the  has   been  no   labor   dispute,   strike,   union
organizational activity allegation or other similar occurrence which might reasonably be expected to materially and adversely affect the Business; and

                  (c) Seller has not taken any actions which would adversely effect the Financial Statements or any Company Agreements and has not obtained any information relative to the Financial Statements or any Company Agreements which has not been disclosed to Purchaser.

Section 4.8       No Undisclosed Liabilities.

Seller has not incurred any liabilities or obligations that would both be required to be reflected or provided for in a Balance Sheet prepared in accordance with the policies, procedures and methods used to prepare the Financial Statements.

Section 4.9       No Violations.


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Neither the execution, delivery, or performance of this Agreement by Seller, nor the consummation by Seller of the transactions contemplated hereby, nor compliance by Seller with any of the provisions hereof will (a) conflict with or result in any breach of any provisions of the certificate of incorporation or bylaws of the Seller, (b) result in a violation, or breach of, or constitute (with or without due notice or lapse of time) a default (or give rise to any right of termination, cancellation, vesting, payment, exercise, acceleration, suspension or revocation) under any of the terms, conditions or provisions of any contract, agreement or arrangement that is included as an Asset or any material note, bond, mortgage, deed of trust, security interest, indenture, license, contract, agreement, plan or other instrument or obligation to which Seller is a party or by which the properties or Assets related to the Business may be bound or affected or (c) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Seller or the Assets, except in the case of clauses (b) or (c) for violations, breaches, defaults, terminations, cancellations, accelerations, creations, impositions, suspensions or revocations that would not be reasonably likely to have a Material Adverse Effect.

Section 4.10      Absence of Litigation/Legal Matters.

Except as set forth on Schedule Q attached hereto and incorporated herein by this reference verbatim and at length (said Schedule Q having been presented to Purchaser and its counsel in final form well prior to Closing), (i) there is no claim, action, suit, litigation, investigation, inquiry, review, or proceeding pending against, or, to the Best Knowledge of Seller, threatened against or affecting, Seller in regard, including, but not limited to, the Business or the Assets, before or by any court, arbitrator, panel, agency or other governmental, administrative or judicial entity in the United States of America or elsewhere, and (ii) Seller is not subject to any judgment, decree, writ, injunction or order of any governmental, administrative or judicial authority in the United States of America or elsewhere. To the Best Knowledge of Seller, the Business is being conducted in full compliance with all laws, ordinances, codes, rules, regulations, standards, judgments, decrees, writs, rulings, injunctions, orders and other requirements of all governmental, administrative or judicial entities in the United States of America or elsewhere (collectively, "Legal Requirements") applicable to the Business and the Assets. Seller holds all licenses, franchises, permits, registrations, certificates, consents, approvals, rights or authorizations (collectively "Permits") required by all applicable Legal Requirements, (iii) Seller owns or holds all Permits material to the conduct of the Business and (iv) no event has occurred and is continuing which permits, or after notice or lapse of time or both would permit, any modification or termination of any Permit or violation of any Legal Requirement. Seller (A) has not received any notice asserting any noncompliance with any Legal Requirements or Permit, or (B) is not subject to any Legal Requirements or Permit which if enforced against or complied with by Seller would have a Material Adverse Effect on the Business. No governmental, administrative or judicial authority has given notice of any intention to initiate any investigation, inquiry or review involving Seller or the Business.

Section 4.11      Taxes.

Seller, and for any period during all or part of which the tax liability of any other corporation or other entity was determined to be on a combined or consolidated basis with Seller, such other corporation or other entity (as such relates to the Business), have timely filed all federal, state, local and foreign tax returns, information reports and declarations required to be filed (or have obtained or timely applied for an extension with respect to such filing(s) and have disclosed same to Purchaser) and have paid, or made adequate provision for the payment of, all Taxes (as defined below) which are due pursuant to said returns or pursuant to an assessment(s) received by Seller or any such other corporation or entity. As used herein, "Taxes" shall mean all taxes, fees, levies or other assessments including, but not limited to, income, excise, property, sales, use, franchise, foreign, withholding, Social Security and unemployment taxes imposed by the United States, any state, county, local or foreign government or any agency or subdivision thereof or taxing authority therein, and any interest, penalties or additions to tax relating to such taxes, charges, fees, levies or other assessments.

Section 4.12      Insurance.

All of Seller's Assets utilized in the Business which are of an insurable character are insured by Seller against loss or damage by fire and other risks to the extent and in the manner customary for companies engaged in similar businesses or owning similar assets. Set forth on Schedule T attached hereto and incorporated herein by this reference verbatim and at length is a list of all policies for such insurance and Seller previously have furnished to Purchaser true and complete copies of all such policies. All such policies are in full force and effect and Seller represent that they have not received any notification of cancellation or claim with respect thereto.

                                    ARTICLE V
                 REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

The Purchaser represents and warrants to the Seller as follows:

Section 5.1       Organization.

Purchaser is a corporation duly organized and validly existing and in good standing under the laws of the State of Delaware, and has full power and authority to carry on its current business and to own, use and sell its assets and properties.

Section 5.2       Authority, Approvals and Consents.

Purchaser has the corporate power and authority to enter into this Agreement and to perform its obligations hereunder. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized and validly approved by the Board of Directors of Purchaser and no other corporate or other proceedings on the part of Purchaser are necessary to authorize and approve this Agreement and the transactions contemplated hereby. Purchaser hereby expressly represents that they have fully and properly complied with all aspects of applicable Delaware and Connecticut corporate law in entering into this Agreement and for consummating the transactions contemplated hereunder. This Agreement has been duly executed and delivered by, and constitutes a valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms.

Section 5.3       Binding Nature.

This Agreement shall be, when duly executed and delivered, a legally binding obligation of the Purchaser enforceable in accordance with its terms.

                                   ARTICLE VI
                                    COVENANTS

Section 6.1       Conduct of Business by the Seller Pending the Closing.

The Seller hereby covenants, represents and warrants to the Purchaser that pending completion of the Closing unless otherwise agreed to in writing by the
Purchaser:

         (a)  the  Seller  shall  not  engage  in  any  sale,   enter  into  any
transaction, contract or commitment, incur liability or obligation or make any disbursement not in the ordinary course of the Business, including, without limitation, the payment, of any kind and in any amount, to the Seller's shareholders (or their affiliates), and the declaration and/or payment of any dividends, purchase, redemption or other distributions with respect to the Seller's capital stock;

         (b) the Seller shall carry and continue in force through the Closing, all existing insurance coverages including without limitation to theft, liability and other insurance as set forth in Schedule 6.1(b). For any loss occurring between the date of this Agreement and the Closing Date, the parties rights and liabilities thereunder shall be determined as follows:

                  (i) Casualty Prior to Closing. The risk of any loss, destruction or other damage, other than ordinary wear and tear, between the date of execution hereof and the completion of the Closing, shall be solely that of the Seller. If before the completion of the Closing, any of the Seller's machinery or equipment which is the subject of this Agreement is damaged by fire, casualty or any other cause: (A) if the replacement or repair cost is $10,000 or more, the Purchaser may either: (x) terminate this Agreement without liability or (y) complete the Closing hereunder in which event the Purchaser shall be entitled to a credit to the insurance proceeds arising with respect to such damage, and (B) if such replacement or repair cost, as the case may be, is less than $10,000, the Purchaser shall be obligated to complete the Closing hereunder and shall be entitled to the insurance proceeds arising with respect to such damage.

         (c) the Seller shall not amend, modify or terminate any agreement related to the Business to which it is a party except in the ordinary course of business;

         (d) the Seller shall use its best efforts to preserve the Business and maintain all of its equipment and records in good order and keeping the same available for the Purchaser and further to preserve for the Purchaser the goodwill of suppliers, customers and others having business relationships with the Seller; and,

         (e) the Seller shall give the Purchaser prompt notice of all events prior to Closing which may materially relate to any term of this Agreement.

Section 6.2       Access and Information.

The Seller shall afford to the Purchaser and to the Purchaser's financial advisors, legal counsel, accountants, consultants, financing sources and other authorized representatives reasonable access during normal business hours throughout the period prior to the Closing Date to the books, records, properties and personnel of the Seller, the Selling Subsidiaries and the Transferred Subsidiaries relating to the Business and, during such period, shall furnish reasonably promptly to the Purchaser such information as the Purchaser reasonably may request. All such information disclosed to the Purchaser shall remain subject to the Confidentiality Agreement. Without limitation of the other provisions of this Section 6.2, the Seller shall permit the Purchaser or its consultant, in accordance with a mutually acceptable confidentiality agreement entered into by the Purchaser, the Seller and, if relevant, the Purchaser's consultant, to migrate any data concerning the Business which the Purchaser shall deem appropriate onto a server maintained by the Purchaser or its consultant but using the Purchaser's software programs. It is the Purchaser's intent that if the Closing shall occur, the Purchaser shall have immediate access to such migrated data in order to operate the Business and comply with the Purchaser's reporting obligations for the combined operations of the Purchaser and the Business under applicable securities laws. If the Closing shall not occur, such consultant shall destroy all of such migrated data in compliance with such confidentiality agreement.

Section 6.3       Additional Matters.

Subject to the terms and conditions herein provided, each of the parties hereto agrees to use all reasonable best efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement.

Section 6.4       Additional Financial Information.

On or prior to the Closing Date, the Purchaser shall have received from the Seller the Financial Statements as of December 31, 2003, December 31, 2002, and December 31, 2001. The Seller will provide the Purchaser with monthly Financial Statements and income statements for the Business as prepared in the ordinary course and consistent with past practice by the finance and accounting staff of the Business for each month after December 2003 until the Closing for which the Seller has closed the accounting books of the Business, which statements shall be delivered within forty-five (45) days after each such closing.

Section 6.5       Indemnification.

The Parties shall indemnify each other as set forth below:

                           (i)  Seller  shall   indemnify   and  hold   harmless
Purchaser and each of its affiliates or other related entities from and against any and all losses, damages, liabilities and claims (including legal fees and costs) arising out of, based upon or resulting from any inaccuracy as of the date hereof or as of the Closing Date of any representation or warranty of Seller which are contained in or made pursuant to this Agreement or any breach by Seller of any obligations contained in or made pursuant to this Agreement including, without limitation, with respect to all liabilities, commitments and obligations of Seller.

                           (ii)  Purchaser  shall  indemnify  and hold  harmless
Seller from any and all losses, damages, liabilities and claims arising out of, based upon or resulting from any inaccuracy as of the date hereof or as of the Closing Date of any representation or warranty of Purchaser which is contained in or made pursuant to this Agreement or any breach by Purchaser of any of its obligations contained in or made pursuant to this Agreement.

                           (iii) As a material  inducement to Purchaser entering
into and consummating the transaction contemplated hereunder, Seller does hereby agree to hold Purchaser completely free and harmless and indemnify Purchaser from and against any and all claims which Seller has or may have against any stockholder, member, director, officer, agent or other Person related to Seller whatsoever. Purchaser shall have no obligation whatsoever to participate in any litigation or other action between Seller and any stockholder, member, director, officer, agent or other Person related to Seller , and if Purchaser is forced to participate in any such action, Seller shall be solely responsible for any and all costs incurred by Purchaser in connection therewith, including, without limitation, all economic costs incurred by Purchaser and payment of reasonable attorneys fees and costs.

                                   ARTICLE VII
                              CONDITIONS PRECEDENT

Section 7.1       Conditions Precedent to Obligation of the Seller.

The obligation of Seller to effect the transactions contemplated by this Agreement shall be subject to the satisfaction or waiver at or prior to the Closing Date of the following additional conditions:

         (a) the Purchaser shall have performed in all material respects its obligations under this Agreement required to be performed by the Purchaser at or prior to the Closing Date;

         (b) the Purchaser shall have (x) filed with the Secretary of State of Delaware the Certificate of Designation for Intrance Corporation's Subsidiary Preferred Stock, with the rights and privileges provided for in Section 2.5 hereof, (y) provided a certified resolution of its board of directors authorizing an irrevocable instruction to Purchaser's transfer agent relative to the rights and privileges attached to the Subsidiary Preferred Stock as defined in Section 2.5 hereof, and (z) issued to the Seller two hundred and seventy five thousand shares (275,000) of the Subsidiary Preferred Stock; and,

         (c) each of the representations and warranties of the Purchaser contained in this Agreement shall be true and correct as of the Closing Date as if made at and as of such date, except where the failure of such representation and warranty to be true and correct would not have a material adverse effect on the Purchaser or the transactions contemplated by this Agreement.

Section 7.2       Conditions Precedent to Obligation of the Purchaser.

The obligation of the Purchaser to effect the transactions contemplated by this Agreement shall be subject to the satisfaction or waiver at or prior to the Closing Date of the following additional conditions:

         (a) the Seller shall have performed in all material respects its obligations under this Agreement required to be performed by the Seller at or prior to the Closing Date;

         (b) each of the representations and warranties of the Seller contained in this Agreement shall be true and correct as of the Closing Date as if made at and as of such date;

         (c) the successful completion by the Purchaser of that level of due diligence the Purchaser deems reasonably required;

         (d) the Seller's Assets are fee and clear of all perfected, filed and recorded liens, charges and encumbrances except those noted in Schedule 2.2. The instruments of assignment, transfer and bill of sale of Seller's Assets to the Purchaser will comply in all respects with the terms of this Agreement and are sufficient to vest in the Purchaser all of the Seller's right, title and interest in respect to all of the Seller's Assets being sold and/or transferred hereunder; and,

         (e) Opinion of Sellers' Counsel. Purchaser shall have been furnished with the opinion of Steven Lehr, Esq., attorneys at law, counsel for Seller, dated the Closing Date, in form and substance satisfactory to Purchaser and Purchasers' counsel, as to the following (i) the good standing and authority of Seller to carry on the Business and own the Assets, (ii) that all appropriate corporate or business entity actions necessary to complete the transactions contemplated hereunder have been taken, (iii) Seller's proper execution and delivery of this Agreement, the schedules hereto and any other documents required or necessary hereunder and the validity and binding legal effect thereof and of Seller's obligations hereunder, (iv) Seller's good and marketable title to the Assets, (v) disclosure of litigation, proceedings or investigations pending or threatened against Seller or which Seller's counsel is aware, (vi) that this Agreement does not violate any other agreement of which Seller's counsel is aware, and (vii) that the documents conveying title to Seller's interest in the Assets are valid and legally binding. In rendering the foregoing opinions, such counsel may rely as to factual matters upon certificates or other documents furnished by officers and directors of Purchaser and by government officials and upon such other documents and data as such counsel deems appropriate as a basis for their opinions. Such counsel may specify the jurisdiction or jurisdictions in which they are admitted to practice, that they are not admitted to the Bar in any other jurisdiction or experts in the law of any other jurisdiction and that such opinions are limited accordingly.

                                  ARTICLE VIII
                       TERMINATION, AMENDMENT, AND WAIVER

Section 8.1       Termination Events.

This Agreement may be terminated at any time prior to the Closing Date as follows:

         (a) by mutual written agreement of the Purchaser and the Seller;

         (b) by the Seller (provided that the Seller is not then in material breach of any representation, warranty, covenant or other agreement contained herein for which the Purchaser shall have previously notified the Seller), if there has been a breach by the Purchaser of any of its representations, warranties, covenants or agreements contained in this Agreement, or any such representation and warranty shall have become untrue, and such breach or condition has not been promptly cured within 30 days following receipt by the Purchaser of written notice of such breach;

         (c) by the Purchaser (provided that the Purchaser is not then in material breach of any representation, warranty, covenant or other agreement contained herein for which the Seller shall have previously notified the Purchaser), if there has been a breach by the Seller of any of its representations, warranties, covenants or agreements contained in this Agreement, or any such representation and warranty shall have become untrue, and such breach or condition has not been promptly cured within 30 days following receipt by the Seller of written notice of such breach; and,

         (d) by the Purchaser (provided that the Purchaser is not then in material breach of any representation, warranty, covenant or other agreement contained herein) at or prior to the Closing Date, if the Purchaser is not satisfied with its due diligence review of the Business.

Section 8.2       Effect of Termination and Abandonment.

In the event of termination of this Agreement pursuant to this Article VIII, written notice thereof shall be given as promptly as practicable to the other party to this Agreement and this Agreement shall terminate and the transactions contemplated hereby shall be abandoned, without further action by any of the parties hereto. If this Agreement is terminated as provided herein (a) there shall be no liability or obligation on the part of the Seller, the Purchaser, or their respective officers, directors and Affiliates, and all obligations of the parties shall terminate, except for (i) the obligations of the parties pursuant to the Confidentiality Agreement, and (ii) that a party that is in material breach of its representations, warranties, covenants, or agreements set forth in this Agreement shall be liable for damages occasioned by such breach, including without limitation any expenses, including the reasonable fees and expenses of attorneys, accountants and other agents, incurred by the other party in connection with this Agreement and the transactions contemplated hereby; provided, however, that the Purchaser shall not be deemed to be in material breach of this Agreement solely by reason of its inability to satisfy one or more of the conditions set forth in Section 7.2 if the Purchaser is attempting to satisfy such conditions in good faith.

                                   ARTICLE IX
                               GENERAL PROVISIONS

Section 9.1       Expenses.

Each of the Parties hereto shall pay its own fees and expenses (including the fees of any attorneys, accountants, or others engaged by such Party) in connection with this Agreement and the transactions contemplated hereby whether or not the transactions contemplated hereby are consummated.

Section 9.2       Paragraph Headings and Language Interpretations.

The paragraph headings contained herein are for reference only and shall not be considered substantive provisions of this Agreement. The use of a singular or plural form shall include the other form, and the use of a masculine, feminine or neuter gender shall include the other genders, as applicable.

Section 9.3       Notices.

All notices, claims, demands, and other communications hereunder shall be in writing and shall be deemed given upon (a) confirmation of receipt of a facsimile transmission, (b) confirmed delivery by a standard overnight carrier or when delivered by hand, or (c) the expiration of five (5) business days after the day when mailed by registered or certified mail (postage prepaid, return receipt requested), addressed to the respective parties at the following addresses (or such other address for a party as shall be specified by like notice):

         (a) If to the Purchaser, to:

                               Incode Corporation
                                   PO Box 284
                        Mount Arlington, New Jersey 07856
           Attn: James Grainer, President and Chief Financial Officer

                                 with a copy to:

                              James Sonageri, Esq.
                          Hackensack, New Jersey 07652


                                      and,

         (b) If to the Seller, to:

                               Candent Corporation
                              111 Howard Boulevard
                        Mount Arlington, New Jersey 07856
                        Attn: Rachael Kreisler, President

                                 with a copy to:

                                Steven Lehr, Esq.
                         West Caldwell, New Jersey 07849

Section 9.4       Assignments.

This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and permitted assigns; provided, however, that neither this Agreement nor any of the rights, interests, or obligations hereunder may be assigned by any of the Parties hereto without the prior written consent of the other Party, except that this Agreement and such rights, interests and obligations may be assigned by Purchaser to one (1) or more Affiliates. Purchaser agrees that any such assignment shall not relieve Purchaser of its obligations hereunder.

Section 9.5       Entire Agreement.

This Agreement (including the Schedules and any Exhibits hereto) embodies the entire agreement and understanding of the Parties with respect to the transactions contemplated hereby and supersedes all prior written or oral commitments, arrangements, understandings and agreements with respect thereto. There are no restrictions, agreements, promises, warranties, covenants or undertakings with respect to the transactions contemplated hereby other than those expressly sat forth herein.

Section 9.6       Modifications, Amendments and Waivers.

At any time prior to the Closing, to the extent permitted by law, (i) Purchaser and Seller may, by written agreement, modify, amend or supplement any term or provision of this Agreement and (ii) any term or provision of this Agreement may be waived in writing by the Party which is entitled to the benefits thereof.

Section 9.7       Counterparts.

This Agreement may be executed in two (2) or more counterparts, all of which shall be considered one (1) and the same agreement and each of which shall be deemed an original. Each Party shall receive a fully signed copy of this Agreement.

Section 9.8       Governing Law.

This Agreement shall be governed by the laws of the State of New Jersey and the United States of America (regardless of the laws that might be applicable under principles of conflicts of law or international law) as to all matters including, but not limited to, matters of validity, construction, effect and performance.

Section 9.9       Accounting Terms.

All accounting terms used herein which are not expressly defined in this Agreement shall have the respective meanings given to them in accordance with generally accepted accounting principles on the date hereof.

Section 9.10      Severability.

If any one (1) or more of provisions of this Agreement shall be held to be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Agreement shall not be affected thereby. To the extent permitted by applicable law, each party waives any provision of law which renders any provision of this Agreement invalid, illegal or unenforceable in any respect.

Section 9.11      Specific Performance.

Purchaser and Seller recognize that any breach of the terms this Agreement may give rise to irreparable harm for which money damages would not be an adequate remedy, and accordingly agree that any non-breaching party shall be entitled to enforce the terms of this Agreement by a decree of specific performance without the necessity of proving the inadequacy as a remedy of money damages. If specific performance is elected as a remedy hereunder, the electing Party shall be deemed to have waive any claim for other damages, except reasonable attorneys fees, costs of suit and expenses related to the enforcement of specific performance.

Section 9.12      Consent to Jurisdiction.

Seller and Purchaser hereby submit and consent to the exclusive venue and jurisdiction of the Superior Court of the State of New Jersey, County of Bergen, in respect of the interpretation and enforcement of the provisions of this Agreement, and hereby waive and agree not to assert as a defense in any action, suit or proceeding for the interpretation or enforcement of this Agreement, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that this Agreement may not be enforced in or by said courts or that its property is exempt or immune from execution, that the suit, action or proceeding is brought in an inconvenient forum, or that the venue of the suit, action or proceeding is improper. Seller and Purchaser agree that service of process may be made in any manner permitted by the laws of the State of New Jersey or the federal laws of the United States in any such action, suit or proceeding against Seller or Purchaser with respect to this Agreement, and Seller and Purchaser hereby irrevocably designate and appoint Bernd E. Hefele, Esq., and Richard Lambert, Esq., as their respective authorized agents upon which process may be served in any such action, suit or proceeding, it being understood that such appointment and designation shall become effective without any further action on the part of Seller or Purchaser. Service of process upon such authorized agent shall be deemed, in every respect, effective service of process upon Seller or Purchaser and shall remain effective until Seller or Purchaser shall appoint another agent for service or process acceptable to the other Party. Seller and Purchaser agree that final judgment (with all right of appeal having expired or been waived) against it in any such action, suit or proceeding shall be conclusive and that the other Party is entitled to enforce such judgment in any other jurisdiction by suit on the judgment, a certified copy of which shall be conclusive evidence of the fact and amount of indebtedness arising from such judgment.

Section 9.13      U.S. Currency.

All payments made under this Agreement at any time shall be made in the lawful currency of the United States of America.

Section 9.14      Risk of Loss.

                           (i) The risk of loss or  damage  to the  Assets to be
sold to Purchaser hereunder shall be borne by Seller until title or right to possession shall have passed to Purchaser on the Closing Date.

                           (ii) If, prior to the Closing Date, any of the Assets
shall be damaged or destroyed, the Purchase Price shall be adjusted for the value of the Assets so damages or destroyed and in such case Seller shall be solely entitled to any insurance proceeds paid or payable thereon.

                           (iii)  If,  prior  to the  Closing  Date,  any of the
Assets shall be damaged or destroyed or taken in condemnation proceedings or if the Business is materially affected to an extent which will materially adversely affect operations similar to those heretofore carried on by Seller, Purchaser, at its option, may (A) elect to become entitled to any proceeds of condemnation or insurance with respect to such loss or (B) cancel this Agreement. If so canceled, this Agreement will be of no force and effect, and in such event no Party hereto, or any of its officers, directors, employees, agents, consultants, stockholders or principals shall have any further liability obligation hereunder with respect thereto other than as specified herein.

Section 9.15      Transfer Documents.

Seller agrees that the sale and transfer hereunder of the Assets shall be made on the Closing Date, as of the Closing Date, by bills of sale, assignments or other instruments of transfer as shall be appropriate to vest in Purchaser good, clear and marketable title to the Assets subject to liabilities expressly assumed by Purchaser pursuant to Section 2.3. From and after the Closing Date, upon the request of Purchaser, Seller shall do, execute, acknowledge and deliver all such further acts, assignments, transfers, instruments and conveyances as may reasonably be required to convey to and vest in Purchaser and protect its right, title and interest in and enjoyment of any of the Assets, and as may be appropriate to otherwise carry out the transactions contemplated by this Agreement. To the extent that the assignment of any of the Assets shall require the consent of other parties, this Agreement shall not constitute an assignment or agreement to assign the same if such action would constitute a breach of any contract or agreement relating to any of the Assets. Each of Seller and Purchaser agree to use its Best Efforts to obtain the consents of other parties to the sale and assignment hereunder to Purchaser. If any such consent is not obtained, Seller and Purchaser shall cooperate with each other in a reasonable arrangement designed to provide for Purchaser the benefits thereof and to permit the performance of remaining unfulfilled obligations thereunder by Purchaser. Failure of a Party to cooperate shall be actionable to the extent that said Party is responsible for act or omission complained of by the other Party.

Section 9.16      Allocation of Purchase Price.

The Parties shall allocate the Purchase Price as their respective accountants shall mutually determine and shall execute and file identical IRS Forms 8594, Asset Acquisition Statement under Section 1060, of the Internal Revenue Code of 1986, as amended.

Section 9.17 THE PARTIES ACKNOWLEDGE THAT THEY HAVE EACH RECEIVED A COPY OF THIS AGREEMENT, THAT THEY HAVE READ AND FULLY UNDERSTAND THIS AGREEMENT, AND THAT THEY HAVE BEEN ADVISED TO SEEK AND HAVE EITHER SOUGHT OR WAIVED INDEPENDENT LEGAL COUNSEL OF THEIR CHOICE TO AID IN THEIR UNDERSTANDING HEREOF.

Section 9.18      Binding Effect.

This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors, legal representatives and assigns.

Section 9.19      Parties in Interest.

Nothing in this Agreement, express or implied, is intended to confer upon any Person not a Party to this Agreement any rights or remedies of any nature whatsoever under or by reason of this Agreement.

Section 9.20      Furnishing Information; Announcements.

Sellers shall not issue any press releases or otherwise make any statement, public or otherwise, to any third party with respect to the transactions contemplated hereby without the prior written consent of Purchaser. Any notification of Sellers' employees of the transactions contemplated hereby shall be subject to prior approval by Purchaser. Any notices or other information to be disseminated shall be submitted to Purchaser prior to distribution or dissemination.


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

Section 9.21      Force Majeure.

Neither Party hereto shall be liable for failure to perform any obligation under this Agreement if such failure to perform is caused by the occurrence of any contingency beyond the reasonable control of such Party, including, without limitation, fire, flood, strike or other industrial disturbance, failure of transport, accident, war, riot, insurrection, act of God or order of governmental agency or act of terrorism. Performance shall be resumed as soon as is possible after cessation of such cause. However, if such inability to perform continues for more than Ninety (90) days, the other Party may terminate this Agreement without penalty and without further notice.


IN WITNESS WHEREOF the parties have executed this Agreement effective as of the day and year first above written.



                                    INCODE CORPORATION



                                    By: /s/James Grainer
                                        ----------------------------
                                        Jim Grainer
                                        President and Chief Financial Officer


                                    INTRANCE CORPORATION



                                    By: /s/ James Grainer
                                        ----------------------------
                                        Jim Grainer
                                        President and Chief Financial Officer



                                    CANDENT CORPORATION



                                    By: /s/ Rachael Kreisler
                                        ----------------------------
                                        Rachael Kreisler
                                        President




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